FOR IMMEDIATE RELEASE	NEWS
October 31, 2017	NYSE American: GORO

GOLD RESOURCE CORPORATION REPORTS THIRD QUARTER NET INCOME OF $0.08 PER SHARE, MAINTAINS 2017 PRODUCTION OUTLOOK

COLORADO SPRINGS – October 31, 2017 – Gold Resource Corporation (NYSE American: GORO) (the “Company or GRC”) reported production results for the third quarter ended September  30, 2017 of 6,465 ounces of gold and 392,153 ounces of silver, which along with base metal revenue generated $31.1 million in net revenue and $4.6 million in net income for the quarter.  Gold Resource Corporation is a gold and silver producer, developer and explorer with operations in Oaxaca, Mexico and Nevada, U.S.A.  The Company has returned $110 million to its shareholders in monthly dividends since commercial production commenced July 1, 2010, and offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.

Q3 2017 HIGHLIGHTS

•	$4.6 million net income, or $0.08 per share
•	$31.1 million net sales
•	6,465 gold ounces produced
•	392,153 silver ounces produced
•	$2 total cash cost per gold equivalent ounce sold (after by-product credits)
•	$639 total all-in sustaining cost per precious metal gold equivalent ounce sold
•	$18.0 million base metal by-product credits, or $1,707 per precious metal gold ounce sold
•	$0.3 million dividend distributions, or $0.005 per share for quarter
•	$15.8 million cash and cash equivalents

Overview of Q3 2017 Results

Gold Resource Corporation’s Aguila Project sold 10,573 precious metal gold equivalent ounces at a total cash cost of $2 per ounce (after by-product credits),  benefiting from strong base metal production and sales.  Average realized metal prices  during the quarter included  $1,289 per ounce gold and $17.00 per ounce silver*. The Company recorded net income of $4.6 million, or $0.08 per share. The Company paid $0.3 million to its shareholders in dividends, or $0.005 per share during the quarter. Cash and cash equivalents at quarter end totaled $15.8 million.

Production totals for the first nine months of 2017 included 18,908 ounces of gold, 1,217,713 ounces of silver, 804 tonnes of copper, 3,583 tonnes of lead and 11,447 tonnes of zinc. The Company maintains its 2017 Annual Outlook, targeting a plus or minus 5 percent production of 27,500 gold ounces and 1,850,000 silver ounces.

* Average realized metal prices include final settlement adjustments for previously unsettled provisional sales.  Provisional sales may remain unsettled from one quarter into the next.  Realized prices will therefore vary from average spot metal market prices upon final settlement.

The following Production and Sales Statistics table summarizes certain information about our mining operations for the three and nine months ended September  30, 2017 and 2016:

Production and Sales Statistics
	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016
Milled
Tonnes Milled (1)	114,678	113,945	329,798	331,423
Tonnes Milled per Day (2)	1,346	1,278	1,282	1,269
Grade
Average Gold Grade (g/t)	2.09	1.86	2.10	2.36
Average Silver Grade (g/t)	117	128	125	146
Average Copper Grade (%)	0.35	0.24	0.32	0.31
Average Lead Grade (%)	1.73	1.18	1.44	1.18
Average Zinc Grade (%)	5.04	3.45	4.19	3.71
Recoveries
Average Gold Recovery (%)	84	89	85	90
Average Silver Recovery (%)	91	92	92	92
Average Copper Recovery (%)	72	78	76	77
Average Lead Recovery (%)	73	74	75	72
Average Zinc Recovery (%)	80	82	83	84
Mill production (before payable metal deductions) (3)
Gold (ozs.)	6,465	6,066	18,908	22,540
Silver (ozs.)	392,153	431,335	1,217,713	1,437,975
Copper (tonnes)	291	213	804	777
Lead (tonnes)	1,449	1,000	3,583	2,847
Zinc (tonnes)	4,628	3,232	11,447	10,306
Payable metal sold
Gold (ozs.)	5,672	6,683	17,521	21,096
Silver (ozs.)	371,754	410,337	1,121,870	1,337,668
Copper (tonnes)	328	200	769	739
Lead (tonnes)	1,389	893	3,299	2,629
Zinc (tonnes)	4,326	2,480	9,452	8,503
Average metal prices realized (4)
Gold ($ per oz.)	1,289	1,339	1,262	1,271
Silver ($ per oz.)	17.00	20.79	17.33	17.45
Copper ($ per tonne)	6,341	4,791	6,042	4,577
Lead ($ per tonne)	2,349	1,908	2,293	1,808
Zinc ($ per tonne)	2,936	2,421	2,790	2,012
Precious metal gold equivalent ounces produced (mill production) (3)
Gold Ounces	6,465	6,066	18,908	22,540
Gold Equivalent Ounces from Silver	5,172	6,697	16,722	19,741
Total Precious Metal Gold Equivalent Ounces	11,637	12,763	35,630	42,281
Precious metal gold equivalent ounces sold
Gold Ounces	5,672	6,683	17,521	21,096
Gold Equivalent Ounces from Silver	4,901	6,371	15,411	18,364
Total Precious Metal Gold Equivalent Ounces	10,573	13,054	32,932	39,460
Total cash cost before by-product credits per precious metal gold equivalent ounce sold (5)	$1,709	$1,287	$1,353	$1,152
Total cash cost after by-product credits per precious metal gold equivalent ounce sold (5)	$2	$623	$181	$511
Total all-in sustaining cost per precious metal gold equivalent ounce sold (5)	$639	$757	$664	$765
Total all-in cost per precious metal gold equivalent ounce sold (5)	$756	$902	$768	$919

(1)	For the third quarter of 2017 and 2016 and first nine months of 2017 and 2016, this includes 2,108, 11,459, 42,079, and 38,764 tonnes, respectively of open pit ore.
(2)	Based on actual days the mill operated during the period.
(3)

Mill production represents metal contained in concentrates produced at the mill, which is before payable metal deductions are levied by the buyer of our concentrates. Payable metal deduction quantities are defined in our contracts with the buyer of our concentrates and represent an estimate of metal contained in the concentrates which the buyer deducts from payment. There are inherent limitations and differences in the sampling method and assaying of estimated metal contained in concentrates that are shipped, and those contained metal estimates are derived from sampling methods and assaying throughout the mill production process. We monitor these differences to ensure that precious metal mill production quantities are materially correct.

(4)

Average metal prices realized vary from the market metal prices due to final settlement adjustments from our provisional invoices when they are settled. Our average metal prices realized will therefore differ from the market average metal prices in most cases.

(5)	For a reconciliation of this non-GAAP measure to total mine cost of sales, which is the most comparable U.S. GAAP measure, please see Non-GAAP Measures in the Company’s most recently filed 10-Q.

About GRC:

Gold Resource Corporation is a mining company focused on production and pursuing development of gold and silver projects that feature low operating costs and produce high returns on capital.  The Company has 56,891,484 shares outstanding, zero warrants and has returned over $110 million back to its shareholders since commercial production commenced July 1, 2010.  Gold Resource Corporation offers its shareholders the option to convert their cash dividends into physical gold and silver and take delivery.  For more information, please visit GRC’s website, located at www.Goldresourcecorp.com and read the Company’s Form 10-K for an understanding of the risk factors involved.

Cautionary Statements:

This press release contains forward-looking statements that involve risks and uncertainties. The statements contained in this press release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. When used in this press release, the words “plan,” “target,” "anticipate," "believe," "estimate," "intend" and "expect" and similar expressions are intended to identify such forward-looking statements. Such forward-looking statements include, without limitation, the statements regarding Gold Resource Corporation’s strategy, future plans for production, future expenses and costs, future liquidity and capital resources, and estimates of mineralized material. All forward-looking statements in this press release are based upon information available to Gold Resource Corporation on the date of this press release, and the company assumes no obligation to update any such forward-looking statements. Forward looking statements involve a number of risks and uncertainties, and there can be no assurance that such statements will prove to be accurate. The Company's actual results could differ materially from those discussed in this press release. In particular, there can be no assurance that production will continue at any specific rate.  Factors that could cause or contribute to such differences include, but are not limited to, those discussed in the Company’s 10-K filed with the SEC.

Contacts:

Corporate Development

Greg Patterson

303-320-7708

www.Goldresourcecorp.com

See Accompanying Tables

The following information summarizes the results of operations for Gold Resource Corporation for the three and nine months ended September  30, 2017 and 2016, its financial condition at September  30, 2017 and December 31, 2016 and its cash flows for the nine months ended September  30, 2017 and 2016. The summary data as of September 30, 2017 and for the three and nine months ended September  30, 2017 and 2016 is unaudited; the summary data as of December 31, 2016 is derived from our audited financial statements contained in our annual report on Form 10-K for the year ended December 31, 2016, but do not include the footnotes and other information that is included in the complete financial statements. Readers are urged to review the Company’s Form 10-K in its entirety, which can be found on the SEC's website at www.sec.gov.

The calculation of our cash cost per precious metal gold equivalent ounce, total all-in sustaining cost per precious metal gold equivalent ounce and total all-in cost per precious metal gold equivalent ounce contained in this press release are non-GAAP financial measures.  Please see "Management's Discussion and Analysis and Results of Operations" contained in the Company’s most recent Form 10-Q and Form 10-K for a complete discussion and reconciliation of the non-GAAP measures.

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share amounts)

	September 30,	December 31,
	2017	2016
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$15,832	$14,166
Gold and silver rounds/bullion	3,831	3,307
Accounts receivable	3,664	630
Inventories, net	9,890	8,946
Income tax receivable, net	1,025	626
Prepaid expenses and other current assets	1,822	1,587
Total current assets	36,064	29,262
Property, plant and mine development, net	79,447	70,059
Deferred tax assets, net	18,645	17,580
Other non-current assets	945	1,542
Total assets	$135,101	$118,443
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$8,883	$5,383
Loan payable, current	562	-
Mining royalty taxes payable	1,222	2,033
Accrued expenses and other current liabilities	2,165	1,526
Total current liabilities	12,832	8,942
Reclamation and remediation liabilities	2,790	2,425
Loan payable, long-term	1,789	-
Total liabilities	17,411	11,367
Shareholders' equity:
Common stock - $0.001 par value, 100,000,000 shares authorized:
56,891,484 and 56,566,874 shares outstanding at September 30, 2017 and December 31, 2016, respectively	57	57
Additional paid-in capital	114,211	112,034
Retained earnings	10,477	2,040
Treasury stock at cost, 336,398 shares	(5,884)	(5,884)
Accumulated other comprehensive loss	(1,171)	(1,171)
Total shareholders' equity	117,690	107,076
Total liabilities and shareholders' equity	$135,101	$118,443

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

 (U.S. dollars in thousands, except share and per share amounts)

(Unaudited)

	Three months ended September 30,		Nine months ended September 30,
	2017	2016	2017	2016

Sales, net	$31,122	$21,367	$76,849	$64,968
Mine cost of sales:
Production costs	16,122	12,767	39,634	34,570
Depreciation and amortization	3,762	3,189	10,271	9,049
Reclamation and remediation	37	48	101	139
Total mine cost of sales	19,921	16,004	50,006	43,758
Mine gross profit	11,201	5,363	26,843	21,210
Costs and expenses:
General and administrative expenses	1,950	2,027	5,437	5,875
Exploration expenses	1,457	881	3,415	2,027
Other expense (income), net	110	74	1,183	(1,170)
Total costs and expenses	3,517	2,982	10,035	6,732
Income before income taxes	7,684	2,381	16,808	14,478
Provision for income taxes	3,103	787	6,987	6,479
Net income	$4,581	$1,594	$9,821	$7,999
Net income per common share:
Basic	$0.08	$0.03	$0.17	$0.15
Diluted	$0.08	$0.03	$0.17	$0.14
Weighted average shares outstanding:
Basic	56,888,115	55,781,382	56,841,897	54,994,430
Diluted	57,455,805	57,597,392	57,617,030	55,589,307

GOLD RESOURCE CORPORATION

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

 (U.S. dollars in thousands)

(Unaudited)

	Nine months ended September 30,
	2017	2016

Cash flows from operating activities:
Net income	$9,821	$7,999
Adjustments to reconcile net income to net cash from operating activities:
Deferred income taxes	3,033	250
Depreciation and amortization	10,602	9,343
Stock-based compensation	877	997
Other operating adjustments	392	(531)
Changes in operating assets and liabilities:
Accounts receivable	(3,034)	(2,092)
Inventories	(945)	(657)
Prepaid expenses and other current assets	958	1,203
Accounts payable and other accrued liabilities	3,319	(2,774)
Mining royalty and income taxes payable/receivable	(1,556)	3,690
Other noncurrent assets	36	64
Net cash provided by operating activities	23,503	17,492
Cash flows from investing activities:
Capital expenditures	(20,382)	(12,637)
Proceeds from the sale of equity investments	-	749
Other investing activities	(265)	(315)
Net cash used in investing activities	(20,647)	(12,203)
Cash flows from financing activities:
Proceeds from the exercise of stock options	-	391
Dividends paid	(852)	(818)
Repayment of loan payable	(46)	-
Repayment of capital leases	(21)	(606)
Net cash used in financing activities	(919)	(1,033)
Effect of exchange rate changes on cash and cash equivalents	(271)	(13)
Net increase in cash and cash equivalents	1,666	4,243
Cash and cash equivalents at beginning of period	14,166	12,822
Cash and cash equivalents at end of period	$15,832	$17,065
Supplemental Cash Flow Information
Income and mining taxes paid	$2,764	$256
Non-cash investing activities:
Increase (decrease) in accrued capital expenditures	$510	$(2,764)
Equipment purchased through loan payable	2,397	-
Equipment purchased under capital lease	21	300
Common stock issued for the acquisition of mineral rights	$1,300	$13,910